EXHIBIT 10.1

FIRST AMENDMENT TO
TERM CREDIT AGREEMENT

THIS FIRST AMENDMENT TO TERM CREDIT AGREEMENT (this “First Amendment”) is entered into effective as of October 22, 2008 between RANCHER ENERGY CORP., a Nevada corporation (“Borrower”), and GASROCK CAPITAL LLC, a Delaware limited liability company (“Lender”). Capitalized terms used but not defined in this First Amendment have the meaning given them in the Credit Agreement (defined below).

RECITALS

A. Borrower and Lender entered into that certain Term Credit Agreement dated as of October 16, 2007 (as amended, restated or supplemented from time to time, the “Credit Agreement”).

B. Borrower and Lender have agreed to amend the Credit Agreement, subject to the terms and conditions of this First Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.  Amendments to Credit Agreement.

Section 1.1, Defined Terms of the Credit Agreement is hereby amended by revising the following definition in its entirety to read as follows:

“Maturity Date” means the earliest of (a) April 30, 2009, (b) the date on which all Obligations (other than the obligations under any ORRI Conveyance and indemnity obligations and similar obligations that expressly survive the termination of the Loan Documents) have been paid in full and this Agreement has terminated, and (c) the date on which Lender notifies Borrower of the acceleration of payments of all or any portion of the Obligations based on the occurrence of an Event of Default.

Section 2.6(c) is hereby amended to add the following text immediately following the last sentence thereof:

In addition to the foregoing and to the extent any portion of the Interest Reserve remains unapplied on the Repayment Dates as set forth below, Borrower hereby instructs Lender, and Lender hereby agrees, to apply the balance of such Interest Reserve, if any, against the accrued and unpaid interest due on the Principal Amount on the Repayment Dates as follows: (i) first, the amount of the Interest Reserve in excess of $300,000 against the accrued and unpaid interest payable on the January 2009 Repayment Date; (ii) second, the amount of Interest Reserve in excess of $206,666.67, if any, against the accrued and unpaid interest payable on the February 2009 Repayment Date; (iii) third, the amount of the Interest Reserve in excess of $100,000, if any, against the accrued and unpaid interest payable on the March 2009 Repayment Date; and (iv), fourth, the remainder of such Interest Reserve, if any, against the accrued and unpaid interest payable on the April 2009 Repayment Date; provided that in the event Lender applies the balance of such Interest Reserve, if any, in accordance with the foregoing, Borrower shall not be required to deposit additional funds into the Lender Account sufficient to eliminate any such deficit in the Interest Reserve created thereby. If, on the Maturity Date and after applying the foregoing accrued interest payments, any excess Interest Reserve amount exists, such excess shall be applied to the outstanding Principal Amount.

Section 7.1(d) is hereby amended to add the following subsection (v) immediately following subsection (iv) thereof:

(v) Subject to clause (ii) above, Borrower shall permit Lender or its representatives to consult directly with any of Borrower’s advisors or consultants that are hired or employed from time to time in connection with Borrower’s assets, business or operations and the acquisition and divestitures or financing in connection with any of its assets, business or operation, including, without limitation, Growth Capital Partners and Borrower agrees to promptly notify Lender of any such newly hired or employed advisors or consultants.

Sections 8.4(a) and 8.4(b) are hereby deleted in their entirety and replaced with the following:

(a) On the Closing Date, Borrower shall grant to Lender an ORRI covering the Leases more particularly described on Exhibit A attached hereto, pursuant to the ORRI Conveyance, equal to 2% of 8/8ths proportionately reduced to Borrower’s Working Interest. Additionally, effective as of October 1, 2008, Borrower shall grant to Lender an ORRI covering the Leases more particularly described on Exhibit A attached hereto, pursuant to the ORRI Conveyance, equal to 1% of 8/8ths proportionately reduced to Borrower’s Working Interest (which is in addition to the ORRI described above).

(b) After the Closing Date, during the term of this Agreement or so long as the Obligations remain outstanding, Borrower shall assign to Lender an ORRI (pursuant to an ORRI Conveyance) covering each Lease acquired by Borrower after the Closing Date, which ORRI shall be equal to 2% of 8/8ths proportionately reduced to Borrower’s Working Interest; provided that, from and after October 1, 2008, any such ORRI shall be 3% of 8/8ths proportionately reduced to Borrower’s Working Interest.

Sections 8.5(a) and 8.5(d) are hereby deleted in their entirety and replaced with the following:

(a)   Prior to the Maturity Date, the Borrower may purchase from Lender one-third (1/3rd) of the entire ORRI granted or assigned to Lender under the ORRI Conveyances in accordance with Section 8.4, so that, after giving effect to such purchase, Lender’s ORRI

(b)  on all Borrower’s Leases and Wells will be equal to 2.0% of 8/8ths proportionately reduced to Borrower’s Working Interest.

(c)  The amount of the purchase price for the repurchased ORRI shall be the “supplemental amount” needed to cause the following equation to equal 1.4: (i) the sum of (A) the Principal Amount paid to Lender, plus (B) all accrued interest on the Principal Amount paid to Lender, plus (C) all payments in respect of the ORRI paid to Lender, plus (D) the supplemental amount, divided by (ii) 12,240,000.

Section 10.1(a) is hereby deleted in its entirety and replaced with the following:

(a)  Borrower fails to (i) pay any portion of the Obligations (principal, interest, fees or expenses) when the same is due and payable, whether on a Repayment Date, at a date for the payment of an installment, or at a date fixed for prepayment thereof; provided that Borrower shall not be deemed to have failed to pay an interest payment on a Repayment Date if Lender debits such interest payment from the Lender Account on such Repayment Date, or (ii) except as otherwise provided in Section 2.6(c), replenish the Interest Reserve in the Lender Account within 3 Business Days after Lender debits an interest payment from the Lender Account on a Repayment Date;

2.  Conditions to Closing First Amendment. This First Amendment shall be effective once each of the following conditions precedent have been satisfied, unless specifically waived in writing by Lender:

(a)  Lender shall have received the following documentation, each in form and substance satisfactory to Lender and its legal counsel, in their sole discretion:

                    (i)  this First Amendment executed by Borrower and Lender;

                    (ii)  the ORRI Conveyance executed by Borrower and Lender; and

                    (iii)  such other documents as Lender may reasonably request.

(b)  Borrower shall have paid to Lender the amount of $2,240,000 as a principal repayment.

3.  Representations and Warranties. Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this First Amendment, (b) this First Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this First Amendment to be effective, (d) the execution and delivery of this First Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this First Amendment as though made on the date of this First Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Default or Event of Default has occurred and is continuing.

4.  The representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this First Amendment.

5.  Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this First Amendment. Except as affected by this First Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this First Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which they are a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this First Amendment). Borrower hereby releases Lender from any liability for actions or omissions in connection with the Credit Agreement and the other Loan Documents prior to the date of this First Amendment.

6.  Miscellaneous.

(a) No Waiver of Defaults. This First Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this First Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b) Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this First Amendment must be in form and substance satisfactory to Lender and its counsel.

(c)  Headings. The headings and captions used in this First Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this First Amendment, the Credit Agreement, or the other Loan Documents.

(d)  Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this First Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

(e)  Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)  Multiple Counterparts. This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This First

(g)  Amendment may be transmitted and signed by facsimile or portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

(h)  Governing Law. This First Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(i)  Arbitration. Upon the demand of any party to this First Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 12.1 of the Credit Agreement.

(j)  Entirety. The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrower and Lender and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, this First Amendment is executed as of the date first written above.

BORROWER:

RANCHER ENERGY CORP.,
a Nevada corporation

By:      /s/ John Works
John Works
President & Chief Executive Officer

LENDER:

GASROCK CAPITAL LLC,
a Delaware limited liability company

By:      /s/ Marshall Lynn Bass
Marshall Lynn Bass
Principal

Signature Page to the First Amendment to
Term Credit Agreement

GUARANTOR’S CONSENT AND AGREEMENT
TO
FIRST AMENDMENT TO TERM CREDIT AGREEMENT

Guarantor executes this First Amendment for purposes of acknowledging and agreeing to the Credit Agreement, as amended by this First Amendment, and hereby expressly ratifies and confirms its liability under its Guaranty dated October 16, 2007 executed in favor of Lender and confirms that such liability continues in full force and effect with respect to the indebtedness of Borrower covered by the Credit Agreement, as amended by this First Amendment, as same may be further restated, amended, modified, renewed, or rearranged from time to time.

RANCHER ENERGY WYOMING, LLC
a Wyoming limited liability company

By: RANCHER ENERGY CORP.,
its sole Manager

By:      /s/ John Works
John Works
President & Chief Executive Officer